Exhibit 99.1

Synergy Pharmaceuticals Appoints Gary G. Gemignani as Chief Financial Officer

NEW YORK, April 17, 2017 — Synergy Pharmaceuticals Inc. (NASDAQ:SGYP) today announced that Gary G. Gemignani has been appointed as Executive Vice President and Chief Financial Officer, effective April 17, 2017. Mr. Gemignani replaces Senior Vice President, Finance, Bernard Denoyer, who will assist in the transition process until his retirement on July 1, 2017.

Mr. Gemignani’s career in healthcare spans over three decades, including senior management positions at several pharmaceutical and biopharmaceutical companies. Most recently, he served as Chief Executive Officer and Chief Financial Officer of Biodel, Inc., (now Albireo), overseeing business and strategic planning, operations, and financing activities of the Company. During his tenure, Mr. Gemignani successfully led the reverse merger with Albireo and managed several corporate restructurings to strengthen the Albireo’s overall financial position.  Prior to this role, Mr. Gemignani served in senior and executive financial and operational roles with multiple public and private companies including Coronado Biosciences, Inc., Gentium S.p.A., Novartis Pharmaceutical Corp. and Wyeth. Mr. Gemignani began his career with Arthur Andersen and Company and holds a Bachelor’s of Science from St. Peter’s College.

“We are very fortunate to have Gary Gemignani stepping into the critical leadership role of CFO as Synergy moves into our next chapter as a commercial company.” said Gary S. Jacob, Ph.D., Chairman and Chief Executive Officer of Synergy Pharmaceuticals Inc.  “Gary brings extensive expertise in financial and operational management, business development and strategic planning to Synergy, and a proven track record of driving significant shareholder value. We look forward to Gary’s contributions as we continue to optimize the TRULANCE™ launch and efficiently capitalize on this opportunity.”

“I am thrilled to join Synergy at such a transformative time in the company’s history,” said Gary Gemignani.  “I look forward to working with Gary and his team of talented, dedicated employees to maximize the value of its core, high value asset, TRULANCE, and leverage the solid foundation it now has in place to drive further growth. This is a unique opportunity to be a part of a company that is passionate, highly energized and committed to accomplishing the extraordinary and making a real difference in the lives of patients.”

Gary Gemignani’s appointment as EVP and CFO comes with the announcement of the impending retirement of Bernard Denoyer, Senior Vice President, Finance of Synergy Pharmaceuticals.  Mr. Denoyer has been with Synergy from its outset as a public company in July, 2008, and has made lasting contributions to the company.

“Bernard has been an outstanding contributor to our success,” added Dr. Jacob. “He helped build the strong financial foundation that has supported our ongoing evolution from a successful research and development company to a fully integrated commercial organization. We appreciate his dedication to Synergy and are pleased he will continue to serve the company during this time of transition.”

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE™ (plecanatide) and a second lead product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Forward-Looking Statement

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Synergy Pharmaceuticals Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the development, launch, introduction and commercial potential of TRULANCE; growth and opportunity, including peak sales and the potential demand for TRULANCE, as well as its potential impact on applicable markets; market size; substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; dependence upon third parties; our financial performance and results, including the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s most recent periodic reports filed with the Securities and Exchange Commission, including Synergy’s Form 10-K for the year ended December 31, 2016. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances except as required by law.

Company Contact:

Synergy Pharmaceuticals Inc.

Gem Hopkins, 212-584-7610

VP, Investor Relations and Corporate Communications

ghopkins@synergypharma.com